Exhibit 4.2

SANTANDER HOLDINGS USA, INC.

Company

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Fifth Supplemental Indenture

SENIOR DEBT SECURITIES

Dated as of July 17, 2015

TABLE OF CONTENTS

PAGE
ARTICLE 1
Scope Of Fifth Supplemental Indenture
Section 1.01. Scope	1

ARTICLE 2
Definitions

Section 2.01. Definitions and Other Provisions of General Application	2

ARTICLE 3
Form And Terms Of The Notes

Section 3.01. Form and Dating.	2
Section 3.02. Terms of the Notes	2

ARTICLE 4
Supplemental Indentures

Section 4.01. Supplemental Indentures	4

ARTICLE 5
Miscellaneous

Section 5.01. Trust Indenture Act of 1939	4
Section 5.02. Governing Law	4
Section 5.03. Duplicate Originals	4
Section 5.04. Separability	4
Section 5.05. Ratification	4
Section 5.06. Effectivenes	4
Section 5.07. Successors	4
Section 5.08. Trustee’s Disclaimer	4

EXHIBIT A - Form of 4.500% Senior Note due 2025	A-1

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FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of July 17, 2015, between SANTANDER HOLDINGS USA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at 75 State Street, Boston, Massachusetts 02109, and Deutsche Bank Trust Company Americas, a New York banking corporation, having a corporate trust office at 60 Wall Street, 27th Floor, New York, New York, 10005, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 19, 2011 (the “Base Indenture” and as supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, the issuance and sale of $1,100,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 4.500% Senior Notes due 2025 (the “Notes”) have been authorized by resolutions adopted by the board of directors of the Company;

WHEREAS, the Company desires to issue and sell $1,100,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the terms of the Notes;

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Fifth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF FIFTH SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Fifth Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Fifth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Fifth Supplemental Indenture shall only apply to the Notes.

ARTICLE 2

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Fifth Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Fifth Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the provisions of general application stated in Sections 1.02 through 1.15 of the Base Indenture shall apply to this Fifth Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Fifth Supplemental Indenture;

(c) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined term in its appropriate alphabetical position:

“Issue Date” means July 17, 2015.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating.

(a) The Notes and the Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. Each Note shall be dated the date of its authentication.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Fifth Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Fifth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 4.500% Senior Notes due 2025” and the CUSIP number “80282K AE6.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $1,100,000,000 on the Issue Date. Provided that no Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Securities having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued.

(c) Person to Whom Interest is Payable. Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately preceding an Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special

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Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, as provided for in the Base Indenture.

(d) Maturity Date. The entire outstanding principal of the Notes shall be payable on July 17, 2025 (the “Maturity Date”).

(e) Interest. The rate at which the Notes shall bear interest shall be 4.500% per annum; the date from which interest shall accrue on the Notes shall be July 17, 2015 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be January 17 and July 17 of each year, beginning January 17, 2016. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(f) Place of Payment of Principal and Interest. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of any Note in the case of any payment due at the Maturity Date; provided, however, that (i) if any Note is a Global Security, payments shall be made in respect of such Note pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if any Note is not a Global Security, payment of interest in respect of such Note will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if any Note is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on such Note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request such a wire payment, the Holder of such Note must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

(g) Redemption. The Company may, at its option, on or after the 90th day prior to the Maturity Date, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption. Other than as set forth in the preceding sentence, the Notes are not redeemable prior to the Maturity Date.

(h) Sinking Fund. There shall be no sinking fund for the Notes.

(i) Denomination. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j) Currency of the Notes. The Notes shall be denominated, and payment of principal and interest of the Notes shall be payable in, the currency of the United States of America.

(k) Currency of Payment. The principal of and interest on the Notes shall be payable in the currency of the United States of America.

(l) Defeasance. Article 13 of the Base Indenture shall apply to the Notes.

(m) Registered Form. The Notes shall be issuable as registered Global Securities, and the depositary for the Notes shall be the Depository Trust Company in The City of New York (“DTC”) or any successor depositary appointed by the Company within 90 days of the termination of services of DTC (or any successor to DTC). Sections 2.04 and 3.05 of the Base Indenture shall apply to the Notes.

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(n) Covenants. The covenants set forth in Article 10 of the Base Indenture shall apply to the Notes.

(o) Additional Terms. Other terms applicable to the Notes are as otherwise provided for below.

ARTICLE 4

SUPPLEMENTAL INDENTURES

Section 4.01. Supplemental Indentures. The following paragraph shall be added to the end of Section 9.01 of the Base Indenture and shall only apply to the Notes:

Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated July 14, 2015 relating to the offering of the Securities.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Trust Indenture Act of 1939. This Fifth Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 5.02. Governing Law. This Fifth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

Section 5.03. Duplicate Originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.04. Separability. In case any provision in this Fifth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05. Ratification. The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 5.06. Effectiveness. The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 5.07. Successors. All agreements of the Company in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

Section 5.08. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date set forth above.

Attest		SANTANDER HOLDINGS USA, INC. as the Company

By:	/s/ Gerard A. Chamberlain	By:	/s/ Juan Carlos Alvarez de Soto
Name:	Gerard A. Chamberlain	Name:	Juan Carlos Alvarez de Soto
Title:	Assistant Secretary	Title:	Corporate Treasurer

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Jeffrey Schoenfeld
Vice President

By:	/s/ Kathryn Fischer
Assistant Vice President

SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE

EXHIBIT A

FORM OF NOTE

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

SANTANDER HOLDINGS USA, INC.

4.500% Senior Notes due 2025

CUSIP No. 80282K AE6

ISIN: US80282KAE64

No.	$

Santander Holdings USA, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $                on July 17, 2025, and to pay interest thereon from July 17, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 17 and July 17 in each year, commencing January 17, 2016, and at the Maturity Date, at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment, provided that any premium, and any such installment of interest, which is overdue shall bear interest at the rate of 4.500% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such overdue amounts are due until they are paid or duly provided for, and such interest on any overdue installment shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately prior to an Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Security in the case of any payment due at the Maturity Date; provided, however, that (i) if this Security is a Global Security, payments shall be made pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if this Security is not a Global Security, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if this Security is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on this Security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Attest	SANTANDER HOLDINGS USA, INC. as the Company

By:	By:
Name:	Name:
Title:	Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the Indenture referred to hereinafter.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 19, 2011 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a Fifth Supplemental Indenture, dated as of July 17, 2015, between the Company and the Trustee (herein called the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount of $500,000,000.

The Securities of this series shall be redeemable in whole or in part by the Company on or after the 90th day prior to the Maturity Date at 100% of the principal amount of the Securities of this series (par), plus accrued and unpaid interest thereon to the date of redemption. Other than as set forth in the preceding sentence, the Securities of this series are not redeemable prior to the Maturity Date. The Securities of this series are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.